Exhibit 10.3


                            AMENDMENT NO. 1 TO THE
                   AUTOLIV, INC. 1997 STOCK INCENTIVE PLAN

            This Amendment is made to the Autoliv, Inc. 1997 Stock Incentive Plan (the "Plan"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

            WHEREAS, the Autoliv, Inc. (the "Company") desires to reserve an additional 2,000,000 shares of Common Stock for issuance upon the exercise of awards which may be issued pursuant to the Company's 1997 Stock Incentive Plan.

            NOW, THEREFORE, the Plan is amended by restating the first sentence of Section 3 of the Plan in its entirety to provide the following:

                  The number of shares of common stock with respect to which awards may be granted under the Plan and which may be issued upon the exercise or payment thereof shall not exceed, in the aggregate, a number of shares equal to the sum of (a) 2,800,000 plus (b) the number of shares issuable in connection with options to purchase shares of common stock of Morton which are exchanged for options (the "Exchanged Options") to purchase common stock of the Company in connection with the Transaction; provided, however, that to the extent any awards expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of shares of common stock thereunder, or if the Company receives any shares of common stock as the exercise price of any award (up to a maximum of 2,800,000 shares so received by the Company), such shares shall again be available under the Plan. Such shares of common stock may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine. Awards may not be made to any participant in any calendar year covering more than 600,000 shares of common stock.

            IN WITNESS WHEREOF, the Company has caused its corporate name to be hereunto affixed by its duly authorized officer this 7th day of May, 1999.


ATTEST:                                 COMPANY

                                         /s/ Jorgen I. Svensson
                                         By:  Jorgen I. Svensson
-----------------------
                                         Its: Vice President - Legal, General
                                             Counsel and Secretary